[Coast Savings Logo]                NEWS RELEASE
Contact:   Mark Neal                FOR RELEASE ON WEDNESDAY,
           (213) 362-2242           JANUARY 21, 1998 AT 8:45 AM EDT

           COAST ANNOUNCES RECORD CORE AND NET EARNINGS


      Los Angeles, January 21, 1998 -- Coast Savings Financial, Inc. (NYSE & PSE: CSA), the holding company of Coast Federal Bank, FSB, reported today that net earnings were $12.1 million for the quarter ended December 31, 1997, compared to $9.6 million for the fourth quarter of 1996. Diluted net earnings per share were $.62 for the latest quarter, compared to $.51 per share for the year-earlier period. The latest quarter's results include an after-tax charge of $4.5 million or $.23 per diluted share associated with stock performance-based incentive plans.

      The Company's net earnings for the year ended December 31, 1997 were a record $57.2 million or $2.97 per diluted share, compared to $10.8 million or $.57 for the year ended December 31, 1996. Net earnings for 1997 include a one-time tax benefit of $9.0 million or $.47 per diluted share and an after-tax charge of $7.8 million or $.41 per diluted share resulting from the significant stock price increase associated with the previously announced proposed merger with H.F. Ahmanson & Company. Net earnings for 1996 included an after-tax charge of $23.5 million or $1.24 per diluted share related to the one-time special assessment to recapitalize the industry's Savings Association Insurance Fund.

      "The past year was marked by several significant developments," stated Ray Martin, chairman and chief executive officer. "The Company reported record core and net earnings for the year. In addition, the Company's improved asset quality and the strengthening California economy led to the lowest level of non-performing assets and credit costs in nearly a decade."

      As of December 31, 1997, Coast's core and risk-based capital ratios were 6.0 and 12.3 percent, respectively, each of which exceeded the regulatory thresholds necessary to be designated a "well capitalized" institution.

      Nonperforming assets (defined as the sum of nonaccrual loans and foreclosed real estate owned) were $99.3 million or
1.12 percent of assets at December 31, 1997, compared to $124.1 million or 1.43 percent of assets at December 31, 1996.

      Loan originations for the fourth quarter of 1997 totaled $397 million, essentially all of which were single family adjustable rate mortgages. At December 31, 1997, Coast had 98 percent of its portfolio in adjustable rate loans, and its one-year gap ratio - a measure of interest rate exposure - was a positive 3 percent.

      Coast's net interest rate spread - the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities - was 2.41 percent at December 31, 1997, compared to 2.35 percent as of December 31, 1996. Net interest income reached an all time high of $56.2 million for the latest quarter compared to the $53.8 million recorded during the quarter ended December 31, 1996.

      As a result of the substantial increase in Coast's stock price associated with the proposed merger and other market developments, the fourth quarter's results include a $7.7 million charge to reflect the increased liability associated with the Company's stock performance-based incentive plans. Excluding this charge, operating expenses were $36.7 million for the three months ended December 31, 1997, compared to $38.1 million for the three-month period ended December 31, 1996.

      The total of loan servicing fees and charges and retail banking fees was $13.4 million for the latest three months, compared to $12.2 million for the year-earlier quarter.

      As a result of the items summarized above, Coast's pretax core profitability (defined as net interest income before provision for loan losses less operating expenses plus loan servicing fees and charges and the recurring portion of other income) reached a record high of $32.9 million for the latest quarter compared to

$27.8 million recorded during the three-month period ended
December 31, 1996. Core earnings for the year were a record
$126.0 million compared to $108.7 million for the year earlier.

      Stockholders' equity increased to $510.2 million or $26.27 per share at December 31, 1997, compared to $424.5 million or $22.84 per share at December 31, 1996. Tangible stockholders' equity was $505.1 million or $26.01 per share at the end of the latest quarter, compared to $418.3 million or $22.51 per share at September 30, 1996.

      Coast Savings Financial, Inc., is the holding company of Coast Federal Bank, FSB. With assets of $8.8 billion, Coast is one of the nation's largest thrift institutions and provides consumer banking services and residential real estate loans through 91 retail banking offices located throughout California.


                               ###

                         (Tables follow)

           COAST SAVINGS FINANCIAL, INC. AND SUBSIDIARIES
           Consolidated Financial Highlights (Unaudited)
                      (dollars in thousands)


                                      December 31,      December 31,
                                          1997              1996
                                     --------------    --------------

Assets
------
Cash and due from banks            $       142,811   $       138,861
Investment securities                      183,855           234,628
Loans receivable                         5,946,644         5,856,107
Mortgage-backed securities               2,180,334         2,043,270
Real estate held for sale                   43,174            41,259
Federal Home Loan Bank stock               101,120            90,882
Land and depreciable assets                 83,940            95,010
Interest receivable and other assets       156,346           198,697
Goodwill                                     5,182             6,238
                                     --------------    --------------

                                   $     8,843,406   $     8,704,952
                                     ==============    ==============

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
    Deposits                       $     6,418,194   $     6,356,448
    Federal Home Loan Bank advances      1,321,500         1,104,200
    Other borrowings                       469,803           699,518
    Income taxes                             7,830             4,747
    Other liabilities                      115,836           115,508
                                     --------------    --------------
                                         8,333,163         8,280,421
                                     --------------    --------------
Stockholders' equity:
    Common stock                               194               186
    Additional paid-in capital             293,423           265,055
    Unrealized gain on securities
      available for sale                     2,887             2,778
    Retained earnings                      213,739           156,512
                                     --------------    --------------
                                           510,243           424,531
                                     --------------    --------------

                                   $     8,843,406   $     8,704,952
                                     ==============    ==============

Regulatory Capital Ratios
Risk-based                                   12.29%            10.90%
Core                                          5.96              5.33
Tangible                                      5.96              5.33
                                     ==============    ==============

Weighted Average Interest Rates
Loans receivable and mortgage-
  backed securities                           7.33%             7.30%
Investment securities                         6.07              6.25
                                     --------------    --------------
    Interest-earning assets                   7.29              7.25
                                     --------------    --------------
Deposits                                      4.50              4.59
Borrowings                                    6.25              6.03
                                     --------------    --------------
    Interest-bearing liabilities              4.88              4.90
                                     --------------    --------------

        Net spread                            2.41%             2.35%
                                     ==============    ==============

One Year Gap (the cumulative
  difference between repricing
  assets and liabilities) to
  total assets                                   3%                6%
                                     ==============    ==============

          COAST SAVINGS FINANCIAL, INC. AND SUBSIDIARIES
         Consolidated Financial Highlights (Unaudited)
         (dollars in thousands except per share amounts)


                                   Three Months Ended     Twelve Months Ended
                                      December 31,           December 31,
                                   ------------------     -------------------
                                    1997      1996         1997        1996
                                    ----      ----         ----        ----

Interest income:
  Loans and mortgage-backed
  securities                  $ 153,217  $ 147,973      $ 608,744   $ 582,240
  Investment securities           5,945      5,586         23,837      21,210
                               ---------  ---------      ---------   ---------
                                159,162    153,559        632,581     603,450
                               ---------  ----------     ---------   ---------

 Interest expense:
   Deposits                      73,933     73,027        294,095     285,764
   Borrowings                    29,034     26,768        116,045     102,886
                               ---------  ----------     ----------  ---------
                                102,967     99,795        410,140     388,650
                               ---------  ----------     ----------  ---------

     Net interest income         56,195     53,764        222,441     214,800
   Provision for loan losses      4,000     40,000         25,000      70,000
                               ---------  ----------     ----------  ---------
       Net interest income
         after provision for
         loan losses             52,195     13,764        197,441     144,800
                               ---------  ----------     ----------  ---------

Noninterest Income:
  Loan servicing fees and
    charges                       2,858      3,000         11,787      12,671
  Other                          10,591      9,247         39,099      37,434
                               ---------  ----------     ----------  ---------
                                 13,449     12,247         50,886      50,105
                               ---------  ----------     ----------  ---------

Noninterest expense:
  General and administrative
    expenses                     44,463     38,099        160,861     158,601
  SAIF special assessment             -          -              -      41,978
  Real estate operations, net        68        508          3,260       3,881
  Amortization of goodwill          259        270          1,056       1,094
                               ---------  ----------     ----------  ---------
                                 44,790     38,877        165,177     205,554
                               ---------  ----------     ----------  ---------

  Earnings (loss) before
    income tax expense
               (benefit)         20,854    (12,866)        83,150     (10,649)

Income tax expense (benefit)      8,759    (22,505)        25,923     (21,485)
                               ---------  ----------     ----------  ---------

    Net earnings              $  12,095   $  9,639      $  57,227   $  10,836
                               =========  ==========     ==========  =========

Diluted earnings per share of
  common stock                $    0.62   $   0.51      $    2.97   $    0.57
                               =========  ==========     ==========  =========

Shares of common stock outstanding at end of period    19,420,931  18,584,717
                                                       ==========  ===========


                                      COAST SAVINGS FINANCIAL, INC. AND SUBSIDIARIES
                                                   NONPERFORMING ASSETS
                                                  (dollars in thousands)



                      Dec 31,     Sep 30,     Jun 30,     Mar 31,     Dec 31,     Sep 30,     Jun 30,     Mar 31,     Dec 31,
                       1997        1997        1997        1997        1996        1996        1996        1996        1995
                    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Nonaccrual loans    $   56,079  $   64,727  $   78,738  $   81,799  $   82,804  $   80,742  $   74,620  $   93,288  $   81,351

Foreclosed real
estate owned            43,174      46,886      49,112      36,371      41,259      50,286      57,762      39,999      31,696
                    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

  Nonperforming
  assets            $   99,253  $  111,613  $  127,850  $  118,170  $  124,063  $  131,028  $  132,382  $  133,287  $  113,047
                    ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

General valuation
allowance (GVA)     $   93,000  $   93,000  $   93,000  $   93,000  $   93,000  $   73,000  $   73,000  $   82,000  $   82,000
                    ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========


Total assets        $8,843,406  $9,040,413  $9,102,743  $8,797,075  $8,704,952  $8,549,032  $8,350,710  $8,239,880  $8,251,680
                    ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Ratio of
nonperforming
assets to
total assets              1.12%       1.23%       1.40%       1.34%       1.43%       1.53%       1.59%       1.62%       1.37%
                    ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Ratio of GVA to
nonperforming
assets                      94%         83%         73%         79%         75%         56%         55%         62%         73%
                    ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========
